UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )

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CTI GROUP (HOLDINGS) INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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333 North Alabama St., Suite 240
Indianapolis, IN 46204
(317) 262-4666
Dear Stockholder:
     You are cordially invited to attend the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of CTI Group (Holdings) Inc., a Delaware corporation (“CTI”), which will be held on May 28, 2008, at 11:00 a.m. (U.S. Eastern Daylight Savings Time), at the offices of CTI located at 333 North Alabama Street, Suite 240, Indianapolis, Indiana 46204, to consider and act upon the following:
(i)	the election of six director nominees, as described in the accompanying proxy statement;

(ii)	the amendment of the CTI Group (Holdings) Inc. Stock Incentive Plan to increase the aggregate number of shares of CTI Class A common stock that may be issued under such plan from 3,000,000 to 6,000,000 shares;

(iii)	the ratification of the appointment of Crowe Chizek and Company LLC, as the independent public accountants of CTI; and

(iv)	such other matters as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
     The official notice of the Annual Meeting, a proxy statement, a form of proxy and CTI’s 2007 Annual Report to Stockholders on Form 10-KSB for the Year Ended December 31, 2007 is enclosed. Please give this information your careful attention.
     Whether or not you expect to attend the Annual Meeting in person, it is important that your shares be voted at the Annual Meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

Sincerely,
/s/ John Birbeck

John Birbeck Chairman of the Board of Directors, President and Chief Executive Officer

Date: April 28, 2008

TABLE OF CONTENTS

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2008
PROXY STATEMENT 2008 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE — ELECTION OF DIRECTORS
Director Compensation
EXECUTIVE COMPENSATION
PROPOSAL TWO -
PROPOSAL THREE -
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
Appendix I
333 North Alabama St., Suite 240
Indianapolis, IN 46204
(317) 262-4666
NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2008
To the Stockholders of CTI Group (Holdings) Inc.:
     Notice is hereby given that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of CTI Group (Holdings) Inc., a Delaware corporation (“CTI”), will be held on May 28, 2008, at 11:00 a.m. (U.S. Eastern Daylight Savings Time), at the offices of CTI located at 333 North Alabama Street, Suite 240, Indianapolis, Indiana 46204, to consider and act upon the following:
(i)	the election of six director nominees, as described in the accompanying proxy statement;

(ii)	the amendment of the CTI Group (Holdings) Inc. Stock Incentive Plan to increase the aggregate number of shares of CTI Class A common stock, $.01 par value per share (the “Class A Common Stock”), that may be issued under such plan from 3,000,000 to 6,000,000 shares;

(iii)	the ratification of the appointment of Crowe Chizek and Company LLC, as the independent public accountants of CTI; and

(iv)	such other matters as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
     The board of directors is not aware of any other business to come before the Annual Meeting.
     The board of directors recommends that you vote “FOR” (i) the election of each of the nominees for director specified in the enclosed proxy statement; (ii) the amendment of CTI’s Stock Incentive Plan; and (iii) the ratification of the appointment of Crowe Chizek and Company LLC as CTI’s independent public accountants.
     By resolution of the board of directors, only stockholders of record of CTI’s Class A Common Stock at the close of business on April 8, 2008 are entitled to the notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. A list of CTI’s stockholders of record at the close of business on April 8, 2008 will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of 10 days prior to the Annual Meeting during ordinary business hours at CTI’s offices located at 333 North Alabama Street, Suite 240, Indianapolis, Indiana 46204. Such list of stockholders will also be available for examination by any stockholder at the Annual Meeting.
     You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy card, as soon as possible. If you decide to vote using the proxy card, you must sign, date and mail it and indicate how you want to vote. If you do not so indicate, your proxy will be voted as recommended by the board of directors.

By Order of the Board of Directors,
/s/ Manfred Hanuschek
Manfred Hanuschek
Chief Financial Officer and Secretary

Indianapolis, Indiana
April 28, 2008

333 North Alabama St., Suite 240
Indianapolis, IN 46204
(317) 262-4666
PROXY STATEMENT
2008 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Date, Time, Place and Purposes of 2008 Annual Meeting of Stockholders
     The board of directors solicits your proxy for use at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of CTI Group (Holdings) Inc., a Delaware corporation (“CTI”), which will be held on May 28, 2008, at 11:00 a.m. (U.S. Eastern Daylight Savings Time) at the offices of CTI located at 333 North Alabama Street, Suite 240, Indianapolis, Indiana 46204 to consider and act upon the following:
(i)	the election of six director nominees, as described in this proxy statement;

(ii)	the amendment of the CTI Group (Holdings) Inc. Stock Incentive Plan to increase the aggregate number of shares of CTI Class A common stock, $.01 par value per share (the “Class A common stock”) that may be issued under such plan from 3,000,000 to 6,000,000 shares;

(iii)	the ratification of the appointment of Crowe Chizek and Company LLC (“Crowe”), as the independent public accountants of CTI; and

(iv)	such other matters as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
     References in this proxy statement to “CTI,” the “Company,” “we,” “us,” and “our” mean CTI Group (Holdings) Inc. and its subsidiaries unless the context of the description indicates otherwise.
     The notice of the Annual Meeting, this proxy statement, the enclosed form of proxy, CTI’s 2007 Annual Report to Stockholders on Form 10-KSB for the Year Ended December 31, 2007 are first being sent or given to our stockholders on or about May 1, 2008.
Record Date and Shares Entitled to Vote
     Our board of directors fixed the close of business on April 8, 2008 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of our Class A common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting, as indicated herein. As of the close of business on the Record Date, there were 29,038,021 shares of Class A common stock issued and outstanding. As of that date, there were also 140,250 shares of Class A common stock held by us as treasury stock, which will not be voted at the Annual Meeting.

Quorum and Voting Rights
     In order for a quorum to be present at the Annual Meeting, a majority of the outstanding shares of our Class A common stock at the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes. A broker non-vote occurs when shares held of record by a broker are not voted with respect to the proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.
     Each share of our Class A common stock entitles its holder to one vote on each proposal. Directors are elected (Proposal One) by a plurality of the votes of the shares of our Class A common stock outstanding at the close of business on the Record Date, and which are present in person or represented by proxy at the Annual Meeting. Under Delaware law, an abstention or a broker non-vote will have no legal effect on the election of directors. Therefore, the six nominees receiving the most “FOR” votes will be elected as our directors.
     The approval to amend CTI’s Stock Incentive Plan (Proposal Two), the ratification of the appointment of Crowe as our independent public accountants (Proposal Three), and the approval of any other business matters properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, will require the affirmative vote of the majority of the shares of our Class A common stock outstanding and entitled to vote at the close of business on the Record Date, and which are present in person or represented by proxy at the Annual Meeting. Under Delaware law, an abstention on any of these proposals will have the same legal effect as an “against” vote. A broker non-vote will not be counted as a vote against any of these proposals at the Annual Meeting.
Solicitation of Proxies
     This proxy statement is furnished to you in connection with the solicitation of proxies on behalf of our board of directors for use at the Annual Meeting. The accompanying form of proxy has been prepared at the direction of the board of directors and is sent to you at the request of the board of directors. Our board of directors designated the proxies named in the form of proxy. We will bear all costs of soliciting proxies, including the cost of printing and mailing this proxy statement. In addition to the solicitation by mail, our directors, officers and employees may solicit proxies from stockholders in person or by telephone. Those directors, officers and employees will not receive additional compensation for that solicitation but may be reimbursed for their out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the solicitation of votes from beneficial owners of shares held of record by such persons or entities. We will reimburse those custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.
     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted in accordance with its instructions. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all your shares of Class A common stock “FOR”: (i) the election of six nominees for Class I, Class II and Class III directors, as described and named in this proxy statement; (ii) the amendment of CTI’s Stock Incentive Plan; (iii) the ratification of the appointment of Crowe as our independent public accountants; and (iv) the approval of any other business matters which may properly come before the Annual Meeting, or any adjournment or postponement of the Annual Meeting.
     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters to be presented at the Annual Meeting which we did not have notice on or prior to a reasonable period of time prior to mailing of this year’s proxy materials; (ii) approval of the minutes of the prior annual meeting of stockholders, if such approval does not amount to ratification of the action taken at that prior annual meeting; (iii) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iv) matters incident to the conduct of the Annual Meeting.
     Our board of directors is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed notice of the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxy cards in their discretion in accordance with their best judgment and in the manner they believe to be in our best interests.
Revocation of Proxies
     Sending in the signed proxy will not affect the stockholder’s right to deliver a subsequent proxy or attend the Annual Meeting and vote in person because the proxy is revocable. A stockholder may revoke the proxy at any time before it is voted by giving written notice of revocation to Manfred Hanuschek, our Chief Financial Officer and Secretary. Upon giving the written notice of revocation, a stockholder may duly execute a later dated proxy relating to the same shares or attend the Annual Meeting and vote in person. Attendance of the Annual Meeting will not in itself constitute a revocation of the proxy. Before the taking of the vote at the Annual Meeting, any written notice of revocation and a subsequent proxy should be sent to CTI Group (Holdings) Inc., 333 North Alabama St. Suite 240, Indianapolis, IN 46204, attention: Manfred Hanuschek, or hand delivered to Manfred Hanuschek.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table sets forth information as of April 23, 2008 with respect to the beneficial ownership of CTI’s Class A common stock by: (i) each person who is known to us to be the beneficial owner of more than five percent of CTI’s outstanding Class A common stock, (ii) each of CTI’s directors; (iii) each of CTI’s named executive officers; and (iv) all of CTI’s directors and executive officers as a group. As of April 23, 2008, 29,038,021 shares of CTI’s Class A common stock were outstanding, which excludes 140,250 shares of Class A common stock held in treasury.
     The securities “beneficially owned” by an individual, as shown in the table below, are determined in accordance with the definition of “beneficial ownership” set forth in the SEC’s regulations. Accordingly, beneficially-owned securities may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options, warrants or other convertible securities or rights within 60 days after April 23, 2008. Shares subject to stock options, warrants or other convertible securities or rights, which an individual has the right to acquire within 60 days after April 23, 2008, are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the class owned only by such individual or any group including such individual. The same shares may be beneficially owned by more than one person, and beneficial ownership may be disclaimed as to any or all of a person’s securities.

	Amount and
	Nature of
	Beneficial
	Ownership of
	Class A
Name and Address of Beneficial	Common	Percent
Owner**	Stock	of Class
John Birbeck, Chairman, President, and Chief Executive Officer	1,429,115(1)	4.7%
Rupert D. Armitage, Director	494,552(2)	1.7%
Bengt Dahl, Director	108,333(3)	*
Harold D. Garrison, Director	2,521,275(4)	8.6%
Thomas W. Grein, Director	58,333(5)	*
Salah N. Osseiran, Director	19,271,783(6)	64.0%
Manfred Hanuschek, Chief Financial Officer and Secretary	300,000(7)	1.0%
All directors and executive officers as a group (7 persons)	24,183,391 (8)	74.7%
Fairford Holdings Limited	19,171,575 (6)	63.7%

*	Less than 1%.

**	The business address of each person set forth above is CTI Group (Holdings) Inc., 333 North Alabama Street, Suite 240, Indianapolis, Indiana 46204.

(1)	Represents 30,000 shares of CTI’s Class A common stock held by Mr. Birbeck directly and exercisable options to purchase 1,399,115 shares of CTI’s Class A common stock.

(2)	Represents 311,219 shares of CTI’s Class A common stock held by Mr. Armitage directly, and exercisable options to purchase 183,333 shares of CTI’s Class A common stock. Excludes 100,000 shares of CTI’s Class A common stock owned by Ambit Research Ltd., which in 2006 entered into creditor’s voluntary liquidation in the United Kingdom, and, as a result, Mr. Armitage no longer has or shares voting or investment power with respect to these shares.

(3)	Represents an exercisable option to purchase 108,333 shares of CTI’s Class A common stock.

(4)	Represents 547,805 shares of CTI’s Class A common stock held by Mr. Garrison directly, 1,341,055 of CTI’s Class A common stock owned by Sunset, LLC, of which Mr. Garrison is the Managing Member, 449,082 shares of CTI’s Class A common stock owned by HDG Investments, LLC, of which Mr. Garrison is the sole member, and exercisable options to purchase 183,333 shares of CTI’s Class A common stock. All of Mr. Garrison’s outstanding shares have been pledged.

(5)	Represents exercisable options to purchase 58,333 shares of CTI’s Class A common stock.

(6)	Represents 45,000 shares of CTI’s Class A common stock owned by Salsel Corporation Limited, 17,776,306 shares of CTI’s Class A common stock owned by Fairford Holdings Limited, 355,099 shares of Class A common stock and 1,040,170 shares of Class A common stock issuable upon the exercise of the warrant owned by Fairford Scandinavia, and an exercisable option to purchase 55,208 shares of CTI’s Class A common stock held by Salah Osseiran. Salah N. Osseiran Trust, a revocable trust, of which Mr. Osseiran is the grantor and sole beneficiary, is the sole stockholder of Salsel Corporation Limited and Fairford Holdings Limited. Mr. Osseiran is the managing director of Salsel Corporation Limited, a director of Fairford Holdings Limited and the President of Fairford Scandinavia. Bengt Dahl is a director of Fairford Holdings Limited and the chairman of Fairford Scandinavia. However, Mr. Dahl does not have, or share, the voting or investment power over the shares of CTI’s Class A common stock owned by Fairford Holdings Limited or Fairford Scandinavia.

(7)	Represents exercisable options to purchase 300,000 shares of CTI’s Class A common stock.

(8)	Includes exercisable options to purchase 2,287,655 shares of CTI’s Class A common stock and warrants to purchase 1,040,170 shares of Class A common stock.

PROPOSAL ONE — ELECTION OF DIRECTORS
Directors and Nominees for Election to the Board of Directors
     Our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), divides our board of directors (the “Board”) into three classes — Class I, Class II and Class III – having staggered terms of office. Directors of each class of the Board serve for a term of three years and until their successors have been elected and qualified, except in the event of their earlier resignation or removal. Our Certificate of Incorporation provides that holders of Class A common stock have the right to elect Class I, II and III directors.
     The following table sets forth information about each of our incumbent directors, each of whom is also a director nominee:

				Re-Election
	Position Held in			Term To
Name	CTI	Class	Director Since	Expire
Harold Garrison	Director	I	2001	2010

Salah N. Osseiran	Director	I	2002	2010

Thomas Grein	Director	II	2001	2011

Bengt Dahl	Director	II	2005	2011

Rupert Armitage	Director	III	1995	2009

John Birbeck	Chairman, President and	III	2001	2009
	Chief Executive Officer
     The nominating committee of the Board recommended, and the Board nominated, the nominees named above, who currently serve as our directors. The nominees have indicated their willingness to continue serving as directors if elected. If elected, Class I, Class II and Class III directors will hold office until the 2010 annual meeting of stockholders, until the 2011 annual meeting of stockholders, and until the 2009 annual meeting of stockholders, respectively, and until their respective successors are elected and qualified. We have no reason to believe that any of the nominees will be disqualified or unable to serve if elected. It is not expected that any of the nominees will be unable to serve, but, if any nominee should be unable to serve, the persons named in the enclosed proxy intend to vote your shares “for” a substitute nominee selected by our board of directors. There is no family relationship between any of our directors, nominees for director or executive officers. None of our directors, nominees for director or executive officers is a party to any arrangement or understanding with any other person with respect to nominations of directors.
     The following table sets forth information regarding the business experience of our current members of the Board and nominees for director during the past five years, unless indicated otherwise.

Name and Age(1)	Business Experience During Past Five Years
John Birbeck (53) Chairman, President and Chief Executive Officer	Mr. Birbeck was appointed Chairman on July 5, 2005 and President and Chief Executive Officer on September 13, 2005. Mr. Birbeck, a citizen of the United Kingdom, has served as our director since June, 2001. In 1997, Mr. Birbeck founded Network Alchemy Ltd. From 1997 until 2001, Mr. Birbeck served as director of Network Alchemy Ltd. From 2000 until 2001, Mr. Birbeck served as director of Avaya Communications. Since 2001, Mr. Birbeck has been working as a consultant advising new technology start-up companies in the United Kingdom. Mr. Birbeck also was a founder of Seer Ltd. in 2000 and serves as its director.

Harold D. Garrison (59) Vice-Chairman	Mr. Garrison has served as our director since February 2001. On July 5, 2005, Mr. Garrison resigned as Chairman and was appointed as Vice Chairman. The Board eliminated the position of Vice Chairman effective as of December 1, 2005. Mr. Garrison served as Chairman of Centillion Data Systems, Inc. (“Centillion”) from 1988 until the merger of Centillion with the Company on February 12, 2001 (the “Merger”). He has also been serving as Chairman and Chief Executive Officer of Mansur Group since 1982 and served as Chairman of Xila Communications, Inc. from 1983 to 1999. Mr. Garrison currently is the Managing Member of Sunset, LLC.

Rupert D. Armitage (60)	Mr. Armitage, a citizen of the United Kingdom, has been our director since November, 1995. He is a founding member and director of three United Kingdom-based software-related companies: Ambit Research Ltd., formed in 1987, Information from Data Ltd., formed in 1993 and Feefo.com, formed in 2006. In 2006, Ambit Research Ltd. entered into creditor’s voluntary liquidation in the United Kingdom.

Bengt Dahl (59)	Mr. Dahl, a citizen of Sweden, has served as an advisor to the board of directors since 2003. On July 5, 2005, Mr. Dahl was elected our director. Mr. Dahl is a director of Fairford Holdings Limited, a company which owned approximately 64% of CTI’s Class A common stock as of the Record Date. See “Security Ownership of Certain Beneficial Owners and Management.” Mr. Dahl also serves as a director of a number of private and public European companies, including Emano AB, Norrskog Wood Products AB, and certain other companies which are affiliated with Mr. Osseiran, our director and majority stockholder, including Ballingslov Int´l AB , Axel Christiernsson Int´l AB and Skultuna Flexible AB.

Thomas W. Grein (56)	Mr. Grein became our director on February 12, 2001 in connection with the Merger. Mr. Grein served as director of Centillion from October, 1999 until the Merger in February, 2001. Mr. Grein has been Vice-President and Treasurer of Eli Lilly and Company, a pharmaceutical company, since January, 2000. He served as Executive Director of Investor Relations and Assistant Treasurer from 1994 to 1998 and Executive Director of Finance from 1998 to 2000 in Eli Lilly and Company. Mr. Grein is a member of the board of directors of the Indiana Chamber of Commerce, Walther Cancer Institute, LYNX Capital Corporation, Park Tudor School Board of Trustees, Fuqua School, Health Sector Advisory Board at Duke University and Indianapolis Symphony Investment Committee.

Name and Age(1)	Business Experience During Past Five Years
Salah N. Osseiran (53)	Mr. Osseiran, a Lebanese citizen, has been director of Centillion since 1987. Mr. Osseiran became our director on February 12, 2001, in connection with the Merger, and served until his resignation on September 6, 2001. As of September 4, 2002, Mr. Osseiran was elected as our Class I director by the majority of our Class I and Class II directors remaining in office voting as a group. Mr. Osserian has been the President and Chief Executive Officer of Business Projects Company (“BPC”), a Lebanese company located in Beirut, since 1995. BPC owns a bottled water company operating in Lebanon and interests in the other business activities in the Middle East. Mr. Osseiran has also been since 1995 a director of the holding companies: Salsel Corporation Limited, Hawazen (BVI) Corp. and Fairford Holdings Limited.

(1)	As of the Record Date.
Independence of the Board of Directors
     We are not a “listed issuer” as defined in Rule 10A-3 under the Exchange Act. We use the definition of independence of The NASDAQ Stock Market LLC to determine whether our directors are independent for purposes of this proxy statement. After review of all relevant transactions and relationships between each director or any of his family members, and our senior management, our independent public accountants and us, the Board has determined that Messrs. Armitage and Grein are independent directors within the meaning of the applicable NASDAQ listing standards, and Messrs. Birbeck, Osseiran, Dahl, and Garrison fail to meet these independence standards.
Board and Committee Matters
     General
     Currently, the Board has an executive committee, nominating committee, compensation committee and audit committee. In fiscal year 2007, our board of directors held five meetings, the nominating or executive committee did not hold any meetings, the compensation committee held one meeting and the audit committee held five meetings. No director attended fewer than 75% of the aggregate of the total number of the Board meetings and the total number of meetings held by all committees of the Board on which the director served, except that Mr. Garrison attended only two Board meetings and Mr. Grein attended only one Board meeting. Mr. Grein presided at all audit committee meetings in 2007. There are no material proceedings to which any of our directors, executive officers, affiliates, or more than five percent holders of our Class A common stock, is a party adverse to us or has a material interest adverse to us.
     Executive Committee
     Currently, the executive committee consists of Messrs. Birbeck, Garrison and Armitage, with Mr. Birbeck acting as the chairman of the executive committee. Under our bylaws, the executive committee has authority over all decisions involving Centillion and has such other duties and powers as established by the Board. The executive committee makes initial determinations and recommendations for the issuance of options to our directors and employees.

     Nominating Committee
     The nominating committee consists of Messrs. Birbeck, Grein and Armitage. Mr. Armitage serves as our nominating committee’s chairman. The nominating committee of the Board is responsible for establishing criteria for selecting new directors, and identifying, screening and recruiting new directors. The nominating committee also recommends to the Board nominees for director and for committee membership. Each member of the nominating committee, except for Mr. Birbeck, is an independent director pursuant to the rules of the NASDAQ Stock Market. The nominating committee has adopted a charter, a copy of which was filed as an appendix to our proxy statement dated November 23, 2005.
     Compensation Committee
     The Board has a compensation committee which consists of Messrs. Armitage and Dahl. The compensation committee is responsible for making decisions regarding compensation for executive officers, including approving base salaries, bonus amounts and terms of employment. The compensation committee also reviews and acts on bonus amounts affecting managers and employees. The compensation committee does not have a charter. In performing its work, the compensation committee has not relied on compensation consultants. From time to time, the Compensation Committee has sought input from publicly available data compiled by our management relating to compensation paid to executive officers of similar size companies in the same geographic area as ours. The compensation committee has also solicited input from our chief executive officer with respect to compensation of other executive officers.
     Audit Committee
     In fiscal year 2007, the audit committee consisted of two directors, Messrs. Armitage and Grein. Mr. Grein serves as our audit committee’s chairman, and the board has determined that Mr. Grein is an audit committee financial expert. All members of the audit committee are independent directors, in accordance with the listing standards of the NASDAQ Stock Market. Our audit committee is authorized to: (i) hire our independent accountants; (ii) review our systems of accounting; (iii) discuss with our accountants the results of the audit; (iv) conduct independent reviews of our systems of accounting; (v) establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters; (vi) engage independent counsel and other advisers, as it determines necessary to carry out its duties; and (vii) make reports to the Board with respect to its findings. The audit committee has adopted a charter, a copy of which was filed as an appendix to the Company’s proxy statement dated November 23, 2005.
     Audit Committee Report
     The audit committee meets with management and its independent public accountants throughout the year. The audit committee meets with the independent accountants to discuss their observations and findings in connection with the review of our quarterly financial statements and audit of the year end financial statements. On March 17, 2008, the audit committee met with management to review and discuss the audited financial statements for the fiscal year ended December 31, 2007. The audit committee also conducted discussions with CTI’s independent public accountants, Crowe Chizek and Company LLC, regarding the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented. As required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” the audit committee discussed with and received the required written disclosures and confirming letter from Crowe regarding its independence and discussed with Crowe its independence. Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in CTI’s annual report on Form 10-KSB for the fiscal year ended December 31, 2007.
     This audit committee report will not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement except to the extent that CTI specifically requests that this report be specifically incorporated by reference.
     Date: April 28, 2008
The Audit Committee:
Rupert Armitage
Thomas Grein
Consideration of Director Candidates Recommended by Stockholders
     The nominating committee will consider properly submitted stockholder recommendations of director candidates. A stockholder who wishes to recommend a prospective director nominee should send a letter to the chairman of the nominating committee at: 333 North Alabama Street, Suite 240, Indianapolis, IN 46204. Such letter must be signed and dated and the following information must be included in or attached to the letter: (i) name and address of the stockholder making the recommendation; (ii) proof that the stockholder was the stockholder of record, and/or beneficial owner, of the Company’s common stock as of the date of the letter; (iii) the name, address and resume of the recommended nominee; and (iv) the written consent of the recommended nominee to serve as a director of the Company if so nominated and elected.
Director Qualifications
     In order to be nominated for director, a candidate must meet the following criteria: (i) the director must be a natural person over 21 years of age; (ii) the director should have high-level business experience; (iii) the director should have knowledge about the issues affecting the Company’s business and the industry in which the Company operates; (iv) the director should have high moral character and share the values of the Company; and (v) the director should have sufficient time to devote the director’s energy and attention to the diligent performance of the director’s duties, including, but not limited to, review of the Company documents, SEC filings and other materials and the attendance of the Board and committee meetings, as applicable. Additional special criteria apply to directors being considered to serve on a particular committee of the Board, including, but not limited to, the audit committee. For instance, the nominating committee will review, if applicable, whether the director nominee is independent, as independence is defined in the rules of the NASDAQ Stock Market.
Identifying and Evaluating Nominees for Director
     The nominating committee assesses the appropriate size of the Board in accordance with the Company’s Bylaws, whether any vacancies on the Board are expected and what incumbent directors will stand for re-election at the next meeting of stockholders. If vacancies are anticipated, or otherwise arise, the nominating committee considers candidates for director suggested by members of the nominating committee and other Board members as well as management, stockholders and other parties and makes recommendations to the Board regarding proposed candidates to fill the vacancy. The nominating committee also has the sole authority to retain a search firm to identify and evaluate director candidates.

Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the nominating committee evaluates nominees for director, based on whether the nominee is recommended by a stockholder or any other party.
     In the case of an incumbent director whose term of office expires, the nominating committee reviews such director’s service to the Company during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a Board member outlined above, including the director’s independence, as well as any special qualifications applicable to a member of a particular Board committee if such director serves on one or more committees of the Board and makes a recommendation regarding such director’s nomination for reelection to the Board. When a member of the nominating committee is an incumbent director eligible to stand for re-election, such director does not participate in the portion of the nominating committee meeting at which such director’s potential recommendation for nomination for election as a director is discussed by the nominating committee.
     In the case of a new director candidate, the nominating committee will evaluate, if applicable, whether the nominee is independent, as independence is defined under NASDAQ listing standards, and whether the nominee meets the qualifications for a Board member outlined above as well as any special qualifications applicable to a member of a particular Board committee, on which the nominee may be appointed to serve if elected. In connection with such evaluation, the nominating committee determines whether it should interview the nominee, and if warranted, one or more members of the nominating committee interview the nominee in person or by telephone.
     Upon completing the evaluation, and the interview in case of a new candidate, the nominating committee makes a recommendation to the Board as to whether to nominate the director nominee for election at the next stockholders meeting at which directors will be elected.
Process for Stockholders to Send Communications to the Board
     The Board believes that the Company’s stockholders should have a method of communicating issues or concerns regarding the Company’s business or the Board’s functions to the Board.
     Stockholders may address correspondence to the Board or to individual members of the Board, including the Chairman of the Board’s executive, audit, compensation and nominating committees, c/o Secretary, CTI Group (Holdings) Inc., 333 North Alabama Street, Suite 240, Indianapolis, IN 46204.
     The Company’s Secretary will review all correspondence and will create a log of all correspondence received. The Secretary will periodically forward any correspondence received from a holder of the Company’s securities which, in the Secretary’s opinion, deals with concerns regarding the Company’s business or with the functions of its Board or which he otherwise determines requires attention, to the Board or to the member of the Board to whom the correspondence is addressed. Directors may at any time review the log of all correspondence received and request copies of any such correspondence.
     Concerns relating to internal accounting controls and questionable accounting or auditing matters will be brought to the attention of the Board in accordance with the procedures established by the audit committee with respect to such matters and set forth in the Company’s Whistle-Blower Policy.

Policy Regarding Board Members’ Attendance of Annual Stockholder Meetings
     The Board’s policy requires that a majority of the Company’s directors attend the Company’s Annual Meeting of Stockholders. All directors attended the last Annual Meeting of Stockholders held December 8, 2005.
Compensation of Directors
     The following table sets forth information concerning the compensation earned by non-employee directors during the fiscal year ended December 31, 2007. Mr. Birbeck, our Chairman, President, and Chief Executive Officer, does not receive any compensation for his services as our director.
Director Compensation for the
Fiscal Year Ended December 31, 2007

		Option
	Fees Earned or	Awards(1)		Total
Name	Paid in Cash ($)	($)		($)
Rupert D. Armitage	14,500	8,316	(2)	22,816
Bengt Dahl	8,000	6,827	(3)	14,827
Harold D. Garrison	2,000	8,316	(2)	10,316
Thomas W. Grein	8,000	5,455	(4)	13,455
Salah N. Osseiran	8,000	5,606	(4)	13,606

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” as modified or supplemented (“FAS 123R”). Assumptions made in the computation of stock-based compensation expense are described in Note 9 of the Notes to Consolidated Financial Statements, included in the Company’s Form 10-KSB for the year ended December 31, 2007.

(2)	As of December 31, 2007, Messrs. Armitage and Garrison each held in the aggregate options to purchase 250,000 shares of Class A common stock.

(3)	As of December 31, 2007, Mr. Dahl held in the aggregate options to purchase 175,000 shares of Class A common stock.

(4)	As of December 31, 2007, Messrs. Grein and Osseiran each held in the aggregate options to purchase 125,000 shares of Class A common stock.
     During the fiscal year ended December 31, 2007, fees were paid to directors based on attendance of board or committee meetings either in person or by means of remote communications (e.g. video conferencing, teleconferencing or internet conferencing) plus reasonable expenses, as follows:
(i)	$2,000 for in person attendance at board and committee meetings (except audit committee meetings);

(ii)	$1,500 for remote attendance at board and committee meetings (except audit committee meetings);

(iii)	$2,000 for in person or remote attendance at audit committee meetings; and

(iv)	$0 for attendance at stockholders’ meetings

     On February 1, 2006, the Board approved certain changes in compensation payable to non-employee directors for the attendance of board, committee and stockholders’ meetings. On March 11, 2008, the board approved the elimination of the reduced remote attendance fee of $1,500.
     During the fiscal year ended December 31, 2007, Messrs. Armitage, Dahl, Garrison, Grein and Osseiran earned non-employee 2007 director fees for their services on the board of directors and committees of the board of directors as applicable, of $14,500, $8,000, $2,000, $8,000 and $8,000, respectively, plus expenses. Total cash reimbursed out of pocket director expenses amounted to approximately $8,800 in the fiscal year ended December 31, 2007.
     On February 16, 2007, Messrs. Garrison, Armitage, Osseiran, Dahl, and Grein were each granted non-qualified options to purchase 100,000 shares of Class A common stock at an exercise price of $0.34 per share, vesting in three equal annual installments beginning on the first anniversary of the date of grant. The options expire on the tenth anniversary of the date of grant.
     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH IN PROPOSAL ONE ABOVE.

EXECUTIVE COMPENSATION
Non-Director Executive Officer
     The following table sets forth information regarding the business experience of our non-director executive officer:

		Business Experience During
Name and Position	Age(1)	Past Five Years
Manfred Hanuschek Chief Financial Officer and Secretary	47	Mr. Hanuschek has been our Chief Financial Officer since June, 2000 and our Secretary since February, 2002. Mr. Hanuschek was Chief Financial Officer with ICC Technologies, Inc. from 1994 to 1998. From April, 1999 to July, 1999, Mr. Hanuschek was employed by us. Mr. Hanuschek was Senior Vice-President and Chief Financial Officer of IGI, Inc. from July, 1999 to June, 2000.

(1)	As of the Record Date.
Summary Compensation Table
     The following table sets forth information regarding compensation awarded to, earned by or paid to our chief executive officer and chief financial officer (collectively, the “named executive officers”) for all services rendered in all capacities to CTI and its subsidiaries.

				Non-Equity
			Option	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)
John Birbeck, Chairman, President,	2007	$294,250	$40,071	$69,500	$42,566	$446,387
and Chief Executive Officer	2006	$275,000	$106,724 (4)	—	$66,294	$448,018

Manfred Hanuschek, Chief	2007	$208,820	$21,356	$49,500	$33,571	$313,247
Financial Officer and Secretary	2006	$197,000	$6,651	$51,713	$33,038	$288,402

(1)	Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. Assumptions made in the computation of stock-based compensation expense with respect to fiscal year 2007 are described in Note 9 of the Notes to Consolidated Financial Statements, included in the Company’s Form 10-KSB for each of the years ended December 31, 2007 and 2006.

(2)	Represents fiscal year 2007 performance bonus paid in fiscal 2008, and fiscal year 2006 performance bonus paid in fiscal 2007.

(3)	In fiscal 2007, we paid the following amounts as 401(k) plan employer contributions, reimbursed insurance premiums, annual automobile allowance, club membership dues, reimbursed housing expenses and personal travel, to Messrs. Birbeck and Hanuschek: Mr. Birbeck -$0, $4,823, $6,420, $0, $15,087, and $16,237, respectively; Mr. Hanuschek — $6,750, $15,023, $6,360, $5,438, $0, and $0, respectively. In fiscal 2006, we paid the following amounts as 401(k) plan employer contributions, reimbursed insurance premiums, annual automobile allowance, club membership dues, reimbursed housing expenses and personal travel, to Messrs. Birbeck and Hanuschek: Mr. Birbeck -$0, $4,814, $6,000, $0, $31,837, and $23,643, respectively; Mr. Hanuschek — $6,600, $15,000, $6,000, $5,438, $0, and $0, respectively. Included in Mr. Birbeck’s reimbursed housing expenses for 2006 was $12,000 in associated furniture expenses.

(4)	Includes a performance bonus for 2006 that was paid in 2007 in the form of a 10-year option granted under our Stock Incentive Plan to purchase 340,782 shares of Class A common stock at an exercise price of $0.35 per share. We recorded stock option expense of $59,446 against the 2006 bonus accrual with respect to this option.
Employment Agreements
     John Birbeck
     On February 1, 2006, we entered into an employment agreement with Mr. Birbeck, effective as of September 13, 2005, pursuant to which Mr. Birbeck serves as our President and Chief Executive Officer and in such other positions as reasonably may be assigned by the Board or the Executive Committee.
     The employment agreement with Mr. Birbeck commenced on September 13, 2005 for a term of one year. The agreement renews automatically for additional one-year terms unless either party gives the other party written notice of non-renewal at least 90 days prior to any anniversary date. For all services rendered by Mr. Birbeck in 2007 under the employment agreement, we paid Mr. Birbeck an annual salary of $294,250, less withholding required by law or agreed to by Mr. Birbeck. For 2008, Mr. Birbeck’s base salary is $312,095. Mr. Birbeck’s salary will be reviewed at least annually by the Board to determine if an increase is appropriate in its sole discretion. His salary may not be decreased under the terms of the employment agreement, and Mr. Birbeck agreed to waive any fee otherwise payable to him for his services as Chairman of the Board.
     No later than January 31 of each calendar year that Mr. Birbeck is employed by us pursuant to the employment agreement, Mr. Birbeck and the Board must confer and agree on performance targets and goals to be achieved for that calendar year and the amount of a bonus to be paid to Mr. Birbeck depending on the extent of attainment of such targets and goals. The agreement reached by Mr. Birbeck and the Board will be attached as an addendum to the Agreement each calendar year. Since 2006, however, the Board and Mr. Birbeck have historically achieved this result through direct discussions without amending his employment agreement. The parties agree that the amount of bonus payable to Mr. Birbeck for full achievement of all targets and goals in any calendar year will be no less than $250,000 and may exceed that amount if deemed appropriate by the Board in its sole discretion. In the event that Mr. Birbeck’s employment with the Company ends during the course of a calendar year, Mr. Birbeck will be eligible for a pro rata amount of the any bonus he would have received if he had remained employed for the full calendar year.
     Mr. Birbeck will be entitled to five weeks of paid vacation per year, with no right to carry over vacation to the next year, but unused vacation may be sold back to us. Mr. Birbeck will be paid a non-accountable automobile allowance of $500 per month for each full month during the term of the employment agreement. We will also reimburse Mr. Birbeck’s life partner for the annual airfare expenses for up to twelve round trips each calendar year from the United States to the United Kingdom and for her health insurance coverage. We must also reimburse Mr. Birbeck for his housing expenses in the United States, not to exceed $1,800 per month without our prior approval, until such time as he obtains permanent housing in the United States. During 2007, Mr. Birbeck did not obtain permanent housing in the United States. Mr. Birbeck will also be paid a furnishing and household goods allowance in the amount of $12,000 and will be reimbursed up to $80,000 to transport his personal goods from the United Kingdom to the United States.
     We were required to grant to Mr. Birbeck an option to purchase 500,000 shares of Class A common stock within 30 days of entering into the agreement, which option immediately vested in full upon grant. We were also required to grant to Mr. Birbeck options to purchase 250,000 shares of Class A common stock on September 13, 2006 and September 13, 2007, which options vested in full on the respective dates of the grants. The exercise price per share for each such option was the fair market value of our Class A common stock on the dates of each of the grants.
     Mr. Birbeck is subject to confidentiality restrictions and is not permitted to compete with us during the term of his employment with us and for 90 days thereafter.
     Mr. Birbeck may terminate his employment at any time by giving at least 90 days’ advance written notice of his voluntary resignation to the Board. We may terminate Mr. Birbeck’s employment for any reason upon the approval of the Board or the Executive Committee by giving Mr. Birbeck 90 days’ advance written notice. Mr. Birbeck’s employment will be immediately terminated upon his death or disability, as defined in the employment agreement, or upon the mutual agreement of the parties.
     If the Board or Executive Committee terminates Mr. Birbeck’s employment, we must pay Mr. Birbeck three months’ salary at Mr. Birbeck’s then current base annual salary and an additional amount of the greater of $62,500 or 25% of the maximum annual bonus. As a condition to receiving such separation pay, Mr. Birbeck must execute a release in a form satisfactory to us.
     If Mr. Birbeck’s employment otherwise terminates pursuant to death, disability or a notice of non-renewal sent by either party prior to any anniversary date of the employment agreement, we will pay Mr. Birbeck all accrued and unpaid salary and benefits, as well as all unreimbursed business expenses that may be paid to Mr. Birbeck, through the date of termination of employment.
     Manfred Hanuschek
     We entered into an employment agreement with Manfred Hanuschek as of May 30, 2000, which was amended as of January 18, 2002. Pursuant to his employment agreement, Mr. Hanuschek served as our Chief Financial Officer for an initial period of three years commencing on January 18, 2002. The employment agreement renews for successive periods of one year, subject to termination as described below. For 2007, Mr. Hanuschek’s annual base salary was $208,820, and for 2008 his base salary is $223,357. Mr. Hanuschek’s base salary is subject to yearly review. In addition to the salary, Mr. Hanuschek may receive cash bonuses, as determined by our president or the Board, in his or its sole discretion. Under the employment agreement, Mr. Hanuschek is entitled to reimbursement of specified expenses and to participation in any savings, 401(k), pension, group medical and other similar plans.
     The employment agreement may be terminated upon notice of termination sent by either party to the agreement within six months prior to the end of a term, with termination effective as of the end of that term. Mr. Hanuschek will be entitled to a severance payment equal to half of his then current annual salary and to continued group medical and dental benefits and an automobile allowance for a six month period following termination of his employment.
     Mr. Hanuschek may terminate the employment agreement in the event of a change of control or change of management and, in such an event, would be entitled to a severance payment equal to his then current annual salary, payable over a twelve-month period after the termination date, and group medical and dental benefits during that twelve-month period.
     We may terminate Mr. Hanuschek’s employment for cause at any time. Pursuant to the employment agreement, the term “cause” means:
•	materially failing to perform his duties under the agreement, other than the failure due to Mr. Hanuschek’s physical or mental illness;

•	committing an act of dishonesty or breach of trust, or acting in a manner that is inimical or injurious to our business or interests;

•	violating or breaching any of the provisions of the employment agreement, and failing to cure such breach within 30 days after the receipt of written notice identifying the breach;

•	intentionally acting or failing to act, resulting directly in gain to or personal enrichment of Mr. Hanuschek and injury to us; or

•	being indicted for or convicted of a felony or any crime involving larceny, embezzlement or moral turpitude.
     The agreement prohibits Mr. Hanuschek from divulging confidential information regarding our business except with our prior written consent or except in the proper course of his employment. During Mr. Hanuschek’s employment and for a period of six months thereafter, Mr. Hanuschek may not compete with us. After termination of the employment agreement, this noncompetition covenant is in effect as long as the required severance payment continues to be made.
Non-Equity Incentive Plan Compensation Awards in 2007
     In 2007, Messrs. Birbeck and Hanuschek received a cash performance bonus of $69,500 and $49,500, respectively. These bonuses were, in part, determined by reference to our achievement of objective financial performance targets based upon our 2007 budget and other accomplishments during the year. In considering whether to pay these cash bonuses, and the amount of such payments, our compensation committee had the discretion to award a bonus even if some or all of the objective performance criteria were not met. The compensation committee could consider, for example, the significance and nature of activities of the named executive officer, and the quality of the named executive officer’s performance, during the year.
Terms of Option Grants in 2007 and 2006
     During the fiscal year ended December 31, 2007, we granted to Mr. Birbeck an option under the CTI Group (Holdings) Inc. Stock Incentive Plan to purchase 100,000 shares of Class A common stock at an exercise price of $0.34 per share, an option under our Stock Incentive Plan to purchase 340,782 shares of Class A common stock at an exercise price of $0.35 per share, and an option outside of the Stock Incentive Plan to purchase 250,000 shares of Class A common stock at an exercise price of $0.31 per share. The option grants of 340,782 shares and 250,000 shares vested immediately upon grant and the grant of 100,000 shares will vest in three equal annual installments beginning on the first anniversary of the date of grant. During the fiscal year ended December 31, 2007, we granted to Mr. Hanuschek an option under the Stock Incentive Plan to purchase 300,000 shares of Class A common stock, at an exercise price of $0.34 per share. This option vests in three equal annual installments beginning on the first anniversary of the date of grant. All of these options expire 10 years from the date of grant.

     During the fiscal year ended December 31, 2006, we granted an option to Mr. Birbeck to purchase 250,000 shares of Class A common stock at an exercise price of $0.31 per share. This option was granted outside of the Stock Incentive Plan, and vested in full immediately when granted. This option expires 10 years from the date of grant.
Amended and Restated Stock Option and Restricted Stock Plan
     Our stockholders approved the Amended and Restated Stock Option and Restricted Stock Plan at our 2002 Annual Meeting of Stockholders held on May 30, 2002. The option plan provides incentives to our or our subsidiaries’ designated officers and other employees, members of our Board and independent contractors and consultants who perform services for us. The option plan enables us to attract and retain personnel and to encourage them to obtain a proprietary interest in us. The option plan has been replaced with the Stock Incentive Plan. No new grants are being made under the option plan. Grants that were made under the option plan prior to date our stockholders approved the stock incentive plan will continue to be administered under the option plan.
     The Board or a committee thereof comprised of at least two members will administer and interpret the option plan. Each committee member must meet the definition of a “non-employee director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act. The committee has the sole authority to determine:
•	the persons eligible to receive grants;

•	the type, size, and terms of grants;

•	the time when grants will be made;

•	the duration of any exercise or restriction period;

•	any restrictions on resale applicable to the shares to be issued or transferred pursuant to the grants; and

•	any other matters arising under the option plan.
     Awards under the option plan include:
•	incentive stock options (except that we are no longer permitted to grant incentive stock options under the option plan);

•	nonqualified stock options, including director’s grants, as described below; and

•	restricted stock grants, defined as grants of shares of Class A common stock pursuant to an incentive or long range compensation plan, program or contract approved by the committee.
The option plan provides for special director’s grants of nonqualified stock options to purchase up to 30,000 shares of Class A common stock vesting over a three-year period for each of the non-employee members of the Board who serves on the committee. A non-employee director who serves on the committee may receive a director’s grant at the start of the director’s service to us as a committee member. Director’s grants may be awarded only in the sole discretion of the Board. Upon a change of control, a sale or exchange of our assets, or our dissolution, liquidation, merger or consolidation in which we are not the surviving corporation, any vesting restrictions imposed under a director’s grant will immediately lapse.
     All participants in the option plan are eligible to receive nonqualified stock options and restricted stock grants. The maximum number of shares of Class A common stock that may be subject to grants awarded to any single individual under the option plan is 4,000,000 shares, except in the case of a director’s grant, which cannot exceed 30,000 shares during any three-year period.

     If any change is made to the Class A common stock as a result of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares, or any other change in capital structure without receipt of consideration, and this change does not result in the termination of all outstanding grants, the committee will preserve the value of outstanding grants by adjusting the maximum number and class of shares issuable under the option plan and the number and class of shares, or the exercise price of each outstanding option.
     A participant may exercise an option during a period of ten years from the date of the grant, unless a different exercise period is provided for by the committee. However, the exercise period may terminate earlier if we terminate his or her employment relationship with us or if he or she dies or becomes disabled. The aggregate fair market value of Class A common stock, determined as of the date of the grant, with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year under the option plan and under our Stock Incentive Plan cannot exceed $100,000.
     The board may amend or terminate the option plan at any time. However, amendments that materially increase the benefits accruing to participants under the option plan, increase the aggregate number of shares of Class A common stock that may be issued or transferred under the option plan, modify the requirements as to eligibility for participation in the option plan or modify the provisions for determining the fair market value of a share of Class A common stock require stockholder approval.
     In the event of a change of control (as defined in the option plan), a participant may immediately exercise all outstanding stock options, and all restrictions on the transfer of the shares of restricted stock will lapse, provided such shares have not been forfeited. Upon a sale or exchange of all or substantially all of our assets or upon our dissolution, liquidation, merger or consolidation where we are not the surviving corporation, participants will have the right to exercise in full any grants, including director’s grants, not previously exercised, subject to certain conditions.
CTI Group (Holdings) Inc. Stock Incentive Plan
     A summary of the material terms of the Stock Incentive Plan is set forth in “PROPOSAL TWO – AMENDMENTS TO CTI GROUP (HOLDINGS) INC. STOCK INCENTIVE PLAN – Summary of the Stock Incentive Plan.”
Outstanding Equity Awards at Fiscal Year-End 2007
     The following table sets forth information concerning unexercised options outstanding as of December 31, 2007 for each named executive officer.

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised	Option
	Options #		Options #	Exercise	Option
Name	Exercisable		Unexercisable	Price ($)	Expiration Date
John Birbeck	18,750	(1)	—	$0.25	9/4/2012
	6,250	(1)	—	$0.21	11/5/2013
	500,000	(1)	—	$0.40	9/29/2015
	250,000	(1)	—	$0.31	10/9/2016
	33,333	(1)	66,667 (1)	$0.34	2/16/2017
	340,782	(1)	—	$0.35	6/12/2017
	250,000	(1)		$0.31	10/9/2017
Manfred Hanuschek	50,000	(2)	—	$0.49	2/28/2012
	25,000	(2)	—	$0.25	9/4/2012
	25,000	(2)	—	$0.21	11/5/2013
	100,000	(2)	—	$0.39	10/11/2015
	100,000	(2)	200,000 (2)	$0.34	2/16/2017

(1)	Mr. Birbeck’s options vest as follows:
(a)	an option to purchase 18,750 shares of Class A common stock granted on September 4, 2002 vests in four equal annual installments beginning on the first anniversary of the date of grant.

(b)	an option to purchase 6,250 shares of Class A common stock granted on November 5, 2003 vests in four equal annual installments beginning on the first anniversary of the date of grant.

(c)	an option to purchase 500,000 shares of Class A common stock granted on September 29, 2005 vested immediately upon grant.

(d)	an option to purchase 250,000 shares of Class A common stock granted on October 9, 2006 vested immediately upon grant.

(e)	an option to purchase 100,000 shares of Class A common stock granted on February 16, 2007 vests in three equal annual installments beginning on the first anniversary of the date of grant.

(f)	an option to purchase 340,782 shares of Class A common stock granted on June 12, 2007 vested immediately upon grant.

(g)	an option to purchase 250,000 shares of Class A common stock granted on October 9, 2007 vested immediately upon grant.

(2)	Mr. Hanuschek’s options vest as follows:
(a)	an option to purchase 50,000 shares of Class A common stock granted on February 28, 2002 vests in four equal annual installments beginning on the first anniversary of the date of grant.

(b)	an option to purchase 25,000 shares of Class A common stock granted on September 4, 2002 vests in four equal annual installments beginning on the first anniversary of the date of grant.

(c)	an option to purchase 25,000 shares of Class A common stock granted on November 5, 2003 vests in four equal annual installments beginning on the first anniversary of the date of grant.

(d)	an option to purchase 100,000 shares of Class A common stock granted on October 11, 2005 with 50% vesting immediately upon grant, 25% vesting on the first anniversary of the grant date, and 25% vesting on the second anniversary of the grant date.

(e)	an option to purchase 300,000 shares of Class A common stock granted on February 16, 2007 vesting in three equal annual installments beginning on the first anniversary of the grant date.
Retirement Plans and Arrangements
     We have established a 401(k) plan in which all of our employees may participate through salary deductions and contributions. Under the terms of this plan, we may make employer contributions to a participant’s plan account, subject to applicable limitations under the Internal Revenue Code of 1986, as amended. For 2007, employer contributions were equal to 50% of the first 6% of each participant’s compensation during the year, subject to annual deferral limitations. All employee contributions are vested immediately. Participants are vested in employer contributions over a three-year period pursuant to a graduated vesting schedule.
Termination and Change in Control Arrangements
     We do not have any contracts, arrangements, agreements or plans providing for payments to a named executive officer at, following or in connection with the resignation, retirement or other termination of a named executive officer, or in connection with a change in control of the Company, other than:
•	as described above in “ – Employment Agreements” with respect to each named executive officer’s employment agreement; and

•	as described above in “ – Amended and Restated Stock Option and Restricted Stock Plan” and as described in “PROPOSAL TWO – AMENDMENTS TO CTI GROUP (HOLDINGS) INC. STOCK INCENTIVE PLAN – Summary of the Stock Incentive Plan” with respect to awards that have been granted to each named executive officer under those plans.
Certain Relationships and Related Transactions
     On February 16, 2007, we and Fairford Holdings Scandinavia AB, or Fairford Scandinavia, a wholly-owned subsidiary of Fairford Holdings Limited, or Fairford, entered into a Securities Purchase Agreement, dated February 16, 2007. Pursuant to this agreement, on February 16, 2007, we issued to Fairford Scandinavia a warrant to purchase 419,495 shares of Class A common stock at an exercise price of $0.34 per share, subject to adjustments as described in the warrant, at any time prior to the 10th anniversary of the date of issuance, in consideration for securing the issuance and backing of a $2.6 million letter of credit from SEB Bank to National City Bank. Due to National City Bank’s receipt of this letter of credit, we were able to obtain an acquisition loan at a favorable cash-backed interest rate which enabled us to acquire Ryder Systems Limited on December 22, 2006. As of February 16, 2007, prior to the issuance of this warrant, Fairford beneficially owned 59% of our Class A common stock outstanding and Fairford Scandinavia did not own any of our securities. Mr. Osseiran, the majority holder of Class A common stock and our director, is a director of Fairford, the President of Fairford Scandinavia and a grantor and sole beneficiary of a revocable trust that is the sole stockholder of Fairford. Mr. Dahl, a director of the Company, is a director of Fairford and the Chairman of Fairford Scandinavia. The expense of the February 16, 2007 warrant grant amounted to approximately $85,000 and was recorded as interest expense in 2007.
     On April 14, 2008, Fairford Scandinavia was issued a warrant to purchase an additional 620,675 shares of Class A common stock at an exercise price of $0.22 per share, subject to adjustments as described in the warrant, at any time prior to the 10th anniversary of the date of issuance, in consideration for securing the issuance and backing of the letter of credit for the year 2008. The expense of the April 14, 2008 warrant grant amounted to approximately $85,000 and will be amortized as interest expense during 2008.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Class A common stock to file reports of ownership and changes in their ownership of our Class A common stock with the SEC. The SEC’s regulations require these persons to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, we believe that each filing required to be made pursuant to Section 16(a) has been filed in a timely manner.

PROPOSAL TWO –
APPROVAL OF AMENDMENT OF CTI GROUP (HOLDINGS) INC.
STOCK INCENTIVE PLAN
     Subject to the approval of the Company’s stockholders, the Board approved the amendment of the CTI Group (Holdings) Inc. Stock Incentive Plan (the “Stock Incentive Plan”) on April 14, 2008, to increase the number of shares of Class A common stock authorized for issuance pursuant to the Stock Incentive Plan from 3,000,000 shares to 6,000,000 shares.
General Description of the Stock Incentive Plan
     On December 8, 2005, the Company’s stockholders approved the Stock Incentive Plan at the Company’s 2005 Annual Meeting of Stockholders. The Stock Incentive Plan may be administered by the Compensation Committee of the Board or another committee of the Board appointed from among its members as provided in the Stock Incentive Plan. Presently, however, the Stock Incentive Plan is currently administered by the entire Board. As used throughout this section, the term “Compensation Committee” may also be deemed to refer to the entire Board in its role as administrator of the Stock Incentive Plan.
     Under the Stock Incentive Plan, the Compensation Committee is authorized to grant awards to non-employee directors, executive officers and other employees of, and consultants and advisors to, the Company or any of its subsidiaries and to determine the number and types of such awards and the terms, conditions, vesting and other limitations applicable to each such award. In addition, the Compensation Committee has the power to interpret the Stock Incentive Plan and to adopt such rules and regulations as it considers necessary or appropriate for purposes of administering the Stock Incentive Plan.
     The following types of awards or any combination of them may be granted under the Stock Incentive Plan: (i) incentive stock options, (ii) non-qualified stock options, (iii) stock grants, and (iv) performance awards. The maximum number of shares of Class A common stock with respect to which awards may be granted to any individual participant under the Stock Incentive Plan during each of the Company’s fiscal years will not exceed 1,500,000, subject to certain adjustments.
     The aggregate number of shares of Class A common stock currently reserved for awards, including shares of Class A common stock underlying stock options, granted or to be granted under the Stock Incentive Plan, is 3,000,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events. Such shares may be treasury shares or authorized but unissued shares. If any outstanding award is cancelled, forfeited, or surrendered to the Company, shares of Class A common stock allocable to such award may again be available for awards under the Stock Incentive Plan. Incentive stock options may be granted only to participants who are executive officers and other employees of the Company or any of its subsidiaries on the date of the grant, and non-qualified stock options may be granted to any participant in the Stock Incentive Plan. No stock option granted under the Stock Incentive Plan will be exercisable later than ten years after the date it is granted. During the year ended December 31, 2007, options to purchase 2,490,782 shares of Class A common stock were granted under the Stock Incentive Plan. As of April 23, 2008, options to purchase 2,490,782 shares of Class A common stock had been awarded under the Stock Incentive Plan. As of April 23, 2008, the market value of the shares of Class A common stock underlying these options was $547,972. Of these, options to purchase 1,217,782 shares of Class A common stock were exercisable as of April 23, 2008.
     Set forth below is a summary of the principal features of the Stock Incentive Plan. The summary of the Stock Incentive Plan is not intended to be complete and is qualified in its entirety by reference to the full text of the Stock Incentive Plan attached to this proxy statement as Appendix I.

Summary of the Stock Incentive Plan
     Purpose of the Stock Incentive Plan
     The purpose of the Stock Incentive Plan is to provide incentives to attract, retain, motivate and reward highly competent persons as outside directors, executive officers and other employees, or consultants or advisors to, CTI or any of its subsidiaries by providing them with opportunities to acquire shares of Class A common stock or to receive other awards under the Stock Incentive plan, as applicable. Furthermore, the Stock Incentive Plan is intended to assist in further aligning the interests of participants in the Stock Incentive Plan with those of its stockholders.
     Consideration to be Received by CTI for the Granting of Awards
     The Board believes that CTI and its subsidiaries will significantly benefit from having CTI’s outside directors, executive officers, other employees, consultants or advisors, receive options to purchase common stock and other awards under the Stock Incentive Plan, as applicable. Providing an opportunity to the foregoing participants in the Stock Incentive Plan to acquire Class A common stock or benefit from the appreciation of Class A common stock is valuable in attracting and retaining highly qualified outside directors, employees, consultants and advisors and in providing additional motivation to such persons to use their best efforts on behalf of CTI and its stockholders.
     Awards
     The following types of awards or any combination of them may be granted under the Stock Incentive Plan: (i) “Stock Options” (both “Incentive Stock Options” and “Non-Qualified Options”) to acquire shares of common stock; (ii) “Stock Grants” which entitle the grantee to acquire shares of Class A common stock which may be subject to certain restrictions such as restrictions on transferability; and (iii) “Performance Awards,” which entitle the grantee to receive, without payment, an award following the attainment of performance goals. Awards are evidenced by award agreements in such forms as the Compensation Committee approves from time to time. Each award is subject to such terms and conditions consistent with the Stock Incentive Plan, as determined by the Board or Compensation Committee and as set forth in the award agreement. The Board or Compensation Committee shall have the authority to retract any award granted under the Stock Incentive Plan in case of a material restatement of the financial statements of CTI or if it is otherwise determined by the Compensation Committee that the previously granted award was not earned by the participant.
     Administration of the Stock Incentive Plan
     The Stock Incentive Plan may be administered by the Compensation Committee. Under the Stock Incentive Plan, the Compensation Committee is authorized to grant awards to outside directors, executive officers, and other employees, and consultants and advisors to, of CTI or any of its subsidiaries and to determine the number and types of such awards and the terms, conditions, vesting and other limitations applicable to each such award. In addition, the Compensation Committee has the power to interpret the Stock Incentive Plan and to adopt such rules and regulations as it considers necessary or appropriate for purposes of administering the Stock Incentive Plan.
     The Board has the authority to establish stock grant levels and stock ownership guidelines for outside directors, which will be reviewed annually in relation to director compensation practices of comparable companies.

     Eligibility and Participation
     All outside directors, executive officers and other employees of, and consultants and advisors to, CTI or any of its subsidiaries, who are significantly responsible for the success and future growth and profitability of CTI, as determined by the Compensation Committee, are eligible to be participants in the Stock Incentive Plan. As of the date of this proxy statement, six directors, one non-director executive officer and approximately 100 employees were eligible to be participants under the Stock Incentive Plan. We are presently unable to determine the number of consultants or advisors who may be eligible to receive awards under the Stock Incentive Plan. The number of persons covered by the Stock Incentive Plan may increase if we employ additional employees, elect additional directors or retain additional consultants and advisors. A participant’s right, if any, to continue to serve CTI as a director, executive officer or other employee, or otherwise will not be enlarged or otherwise affected by his or her designation as a participant under the Stock Incentive Plan. Participants may receive one or more awards under the Stock Incentive Plan.
     Shares Subject to Awards
     The aggregate number of shares of Class A common stock that are currently reserved for awards, including shares underlying stock options, to be granted under the Stock Incentive Plan is 3,000,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events. The maximum number of shares of common stock with respect to which awards may be granted or measured to any individual participant under the Stock Incentive Plan during any fiscal year may not exceed 1,500,000 shares of Class A common stock, subject to certain adjustments. Such shares may be treasury shares or authorized but unissued shares. If any outstanding award is canceled, forfeited, or surrendered to CTI for tax withholding purposes, shares of common stock allocable to such award may again be available for awards under the Stock Incentive Plan.
     Stock Options
     Stock Options granted under the Stock Incentive Plan may be either Incentive Stock Options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) or Non-Qualified Stock Options that do not qualify as Incentive Stock Options. See “ – U.S. Federal Income Tax Consequences.”
     The Compensation Committee determines the exercise price at which shares underlying a Stock Option may be purchased, whether an Incentive Stock Option or a Non-Qualified Stock Option. However, the exercise price of a Stock Option may not be less than the fair market value of the shares of common stock on the date the Stock Option is granted. No Stock Option will be exercisable later than ten years after the date it is granted. Stock Options granted under the Stock Incentive Plan are exercisable at such times as specified in the Stock Incentive Plan and the award agreement. A participant in the Stock Incentive Plan must pay the option exercise price in cash.
     Incentive Stock Options may be granted only to executive officers and other employees of CTI or any of its subsidiaries. The aggregate market value (determined as of the date of grant) of Class A common stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Furthermore, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of CTI or any of its subsidiaries, unless the exercise price is fixed at not less than 110% of the fair market value of the Class A common stock on the date of grant, and such an Incentive Stock Option cannot be exercised more than five years after the date of grant.

     Stock Grants
     Stock Grant may be granted to executive officers and other employees of, or consultants or advisors to, CTI or any of its subsidiaries. A Stock Grant may include restrictions on the sale or other disposition of the shares covered by the award, and CTI may have the right to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. The award agreement will specify whether the participant will have, with respect to the shares of common stock subject to a Stock Grant, all of the rights of a holder of shares of Class A common stock, including the right to receive dividends, if any, and to vote the shares.
     Performance Awards
     Performance Awards may be granted to executive officers and other employees of CTI or any of its subsidiaries. The Compensation Committee will set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon company-wide, business unit and/or individual performance.
     Payment of earned Performance Awards may be made in shares of Class A common stock or in cash and will be made in accordance with the terms and conditions prescribed or authorized by the Compensation Committee. The participant may elect to defer, or the Compensation Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Compensation Committee deems appropriate.
     Performance-Based Awards
     Certain awards made under the Stock Incentive Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Section 162(m) of the Code and the regulations thereunder) and are exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). All Stock Options granted under the Stock Incentive Plan and certain Stock Grants and Performance Awards granted under the Stock Incentive Plan, and the compensation attributable to such awards, are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Among other criteria, awards qualify as Performance-Based Awards if at the time of grant the Compensation Committee is comprised solely of two or more “outside directors” (as this term is used in Section 162(m) of the Code and the regulations thereunder). In making these awards, the Compensation Committee must establish and apply objective performance goals and may use one or more or a combination of goals including increases or improvements in earnings per share, net income, return on assets, stock market index comparisons and other similar objective factors.
     Effect of Change in Control
     The Stock Incentive Plan provides for the acceleration of certain benefits in the event of a “Change in Control” of CTI. The meaning of a “Change in Control” is either defined in the participant’s employment agreement or change-in-control agreement, if one exists, or by the Stock Incentive Plan. The Stock Incentive Plan definition includes, among other things, such events as the sale of all assets of CTI, any person becoming the beneficial owner of more than 50% of CTI voting stock, and a merger of CTI where CTI stockholders own less than 51% of the voting stock of the surviving entity.
     All unvested awards granted under the Stock Incentive Plan will become fully vested immediately upon the occurrence of the Change in Control and such vested awards will be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations. The Compensation Committee may determine that upon the occurrence of a Change in Control, each Stock Option outstanding will terminate and the holder will receive, within 60 days upon the occurrence of the Change in Control, an amount equal to the excess of the fair market value of the shares underlying the award immediately prior to the occurrence of such Change in Control over the exercise price per share of such award. This cashout amount is payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof.
     Adjustments to Awards Due to Changes in CTI’s Capital Structure
     In the event of any change in the shares of Class A common stock by reason of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, exchange of shares, or other similar change in the corporate structure or distribution to stockholders, each outstanding Stock Option will be adjusted. The adjustments will make each award exercisable thereafter for the securities, cash and/or other property as would have been received in respect of the Class A common stock subject to such award had the Stock Option been exercised in full immediately prior to the change or distribution. Furthermore, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the Stock Incentive Plan, the Compensation Committee has the authority to make equitable adjustments to, among other things, the number and kind of shares subject to outstanding awards and exercise price of outstanding awards.
     Termination of Employment
     If a participant’s employment is terminated due to death or disability, then the participant’s unvested Stock Grants and unexercisable Stock Options become vested or exercisable, as applicable, immediately as of the date of the termination of the participant’s employment. All Stock Options that were or became exercisable as of the date of the participant’s death or termination of employment, will remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option would otherwise expire. All unearned or unvested Performance Awards held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, will immediately become earned or vested as of such date and will be paid out or settled based on the participant’s performance immediately prior to the date of the participant’s death or the date of the termination of his or her employment on a pro-rated basis with a minimum of at least one year into a performance period.
     A participant whose employment is terminated for cause, as defined in the Stock Incentive Plan, forfeits all awards, whether or not vested, exercisable or earned, granted to the participant. A participant whose employment is terminated for any reason, other than for cause, death or disability, including, without limitation, retirement, forfeits all unvested, unexercisable and unearned awards granted to the participant. All exercisable Stock Options held by the participant on the date of the termination of his or her employment for any reason other than for cause, death or disability will remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment, or (ii) the date the Stock Option would otherwise expire. The Stock Incentive Plan’s provisions relating to termination of employment may be modified in the discretion of the Compensation Committee.
     Transferability
     Each award granted under the Stock Incentive Plan which is subject to restrictions on transferability and/or exercisability is not transferable otherwise than by will or the laws of descent and distribution, and/or is exercisable, during the participant’s lifetime, only by the participant. The Compensation Committee may allow a Stock Option to be exercisable during a period after the death of the participant by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option will pass by will or the laws of descent and distribution. The Compensation Committee also may permit an award (other than an Incentive Stock Option) to be transferred by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award agreement.
     Amendment of Awards
     The terms and conditions applicable to any award may be amended or modified by mutual agreement between CTI and the participant or any other persons as may then have an interest in the award. Also, by mutual agreement between CTI and a participant under this Stock Incentive Plan or under any other present or future plan of CTI, awards may be granted to a participant in substitution and exchange for, and in cancellation of, any awards previously granted to a participant under the Stock Incentive Plan or any other present or future plan of CTI.
     Term and Amendment of the Stock Incentive Plan
     The stockholders of CTI initially approved the Stock Incentive Plan on December 8, 2005, and it became effective as of that date. The Stock Incentive Plan will terminate on December 8, 2015, unless terminated sooner by the Board or the Compensation Committee. Subject to the provisions of the Stock Incentive Plan, the Board or the Compensation Committee may amend the Stock Incentive Plan from time to time, and suspend or terminate the Stock Incentive Plan at any time. Without stockholder approval, no amendment may (i) increase the total number of shares which may be issued under the Stock Incentive Plan or the maximum number of shares with respect to which Stock Options and other awards that may be granted to any individual under the Stock Incentive Plan; (ii) modify the requirements as to eligibility for awards under the Stock Incentive Plan; (iii) disqualify any Incentive Stock Options granted under the Stock Incentive Plan; or (iv) effect the repricing of Stock Options.
     U.S. Federal Income Tax Consequences
     The following information summarizes the material U.S. federal income tax consequences upon participants and the Company with respect to the grant and exercise of stock options under the Stock Incentive Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. This summary is qualified in its entirety by reference to the applicable provisions of the Code and the regulations adopted under the Code, each as in effect on the date hereof.
     Participants are encouraged to consult their own tax advisors regarding the municipal, state, U.S. federal and foreign income tax consequences in their particular circumstances and with respect to their particular awards. The provisions of the Code described in this section include current U.S. federal income tax law only and do not reflect any proposals to revise current tax law. The U.S. federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the U.S. federal income tax consequences applicable to persons who are not subject to Section 16(b).
     To ensure compliance with IRS Circular 230, stockholders are hereby notified that: (a) any discussion of federal tax issues contained or referred to herein is not intended or written to be used, and cannot be used by a stockholder, for the purpose of avoiding penalties that may be imposed on the stockholder under the Internal Revenue Code, (b) such discussion is written in connection with this proxy statement and the matters addressed herein, and (c) a stockholder should seek advice based on his, her or its particular circumstances from an independent tax advisor.
     Incentive Stock Options
     Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the Stock Incentive Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and CTI will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and CTI will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short- term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.
     The exercise of an Incentive Stock Option may subject the optionee to the so-called “alternative minimum tax” (“AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.
     An optionee who surrenders shares as payment of the exercise price of his or her Incentive Stock Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.
     Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered.
     For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

     Non-Qualified Stock Options
     Generally, there will be no U.S. federal income tax consequences to either the optionee or CTI on the grant of Non-Qualified Stock Options pursuant to the Stock Incentive Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. CTI will be entitled to a U.S. federal income tax deduction (subject to the limitations contained in Code Section 162(m)) in an amount equal to such excess, provided that CTI complies with applicable reporting rules.
     Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “ — Incentive Stock Options.” The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.
     Stock Grants
     The taxability of a Stock Grant to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Grant is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Grant is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the Stock Grant becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a Stock Grant that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment.
     Performance Awards
     The tax consequences of a performance award depend upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to U.S. federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance targets, provided such awards are not then subject to a substantial risk of forfeiture.

     Application of Code Section 409A to Deferred Compensation Arrangements
     The Stock Incentive Plan provides that, under certain circumstances, the receipt of a benefit resulting from an award under the Stock Incentive Plan may be electively deferred by the participant (or the Compensation Committee, as applicable) to a time that is later than the year in which such benefit becomes vested. To the extent that a participant makes such a deferral election, Section 409A of the Code, which was recently enacted as part of the American Jobs Creation Act of 2004 (the “Jobs Act”), subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of U.S. federal income tax (and potentially state and local income tax) on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus 1 percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income. Code Section 409A may require significant changes to existing nonqualified deferred compensation plans no later than December 31, 2008. The Stock Incentive Plan specifically provides that any awards in connection therewith shall be structured in a manner (as determined by the Board) that is intended to comply with the requirements of Section 409A, and that any deferrals of payments under the Plan (whether requested by the participant or otherwise required by the Compensation Committee) with respect to Awards under this Plan shall not be allowed except to the extent that such deferrals would not (in the judgment of the Board) cause the payments to fail to satisfy the requirements for nonqualified deferred compensation plans described in Section 409A of the Code. Generally speaking, Section 409A of the Code does not apply to incentive stock options and nonqualified stock options granted at fair market value if no deferral is provided beyond exercise, or to restricted stock. Although CTI will institute a review of the Stock Incentive Plan with respect to the requirements of Code Section 409A, because the tax consequences to any participant in the Stock Incentive Plan may depend upon such person’s situation, as well as the uncertain application of Code Section 409A, each participant in the Stock Incentive Plan should consult his or her tax advisor as to the federal, state and local and other tax consequences with respect to the grant or exercise of an option or any other award granted under the Stock Incentive Plan.
     Withholdings of Tax; Company Deduction
     Generally, whenever a participant realizes ordinary income under the Stock Incentive Plan, a corresponding deduction is available to CTI provided CTI complies with certain reporting requirements. Under Code Section 162(m), however, CTI will be denied a deduction for certain compensation if it exceeds $1,000,000 paid, excluding (among other things) certain performance-based compensation.
     CTI is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by CTI with respect to any amount payable or shares issuable under a participant’s award.
Equity Compensation Plan Information
     The following table details information regarding CTI’s equity compensation plans as of December 31, 2007:

			Number of securities
	Number of securities	Weighted-average	remaining available for
	to be issued upon	exercise price of	future issuance under
	exercise of outstanding	outstanding	equity compensation plans
	options, warrants and	options, warrants	(excluding securities
	rights	and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	4,162,282	$0.31	33,968
Equity compensation plans not approved by security holders (2)	729,495	$0.35	—

Total	4,472,282	$0.33	33,968

(1)	Of this amount, options to purchase 1,671,500 shares of Class A common stock were issued under the Amended and Restated Stock Option and Restricted Stock Plan, and options to purchase 2,490,782 shares of Class A common stock were issued under the Stock Incentive Plan, which replaced the Amended and Restated Stock Option and Restricted Stock Plan as of December 8, 2005.
     The equity compensation plans not approved by security holders represent options and warrants granted pursuant to individual compensation arrangements (referred to as “outside plan stock options”). Outside plan stock options to purchase 250,000 shares of Class A common stock at an exercise price of $0.31 per share were granted to Mr. Birbeck in 2007. This option expires in 2017. Outside plan warrants to purchase in the aggregate 419,495 shares of Class A common stock at an exercise price of $0.34 per share were granted to Fairford Holdings Scandinavia in 2007. This warrant expires in 2017. In 1998 and 1999, we granted options to purchase in the aggregate 60,000 shares of Class A common stock to two non-executive employees of CTI Data Solutions Ltd. The 1998 grant was an option to purchase 30,000 shares of Class A common stock at an exercise price of $0.34 per share, which option expires in 2008. The 1999 grant was an option to purchase 30,000 shares of Class A common stock at an exercise price of $0.50 per share, which option expires in 2009. As of December 31, 2007, all of the foregoing outside plan stock options and warrants were fully vested.
Grants of Options to Certain Persons
     The following table sets forth options that have been granted under the Stock Incentive Plan to each of the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees ( including all current officers who are not executive officers) as a group, as of April 23, 2008:

Number of Shares
Underlying Stock
Name	Incentive Plan Options
John Birbeck, Chairman, President, Chief Executive Officer, and Class III Director Nominee	690,782
Manfred Hanuschek, Chief Financial Officer and Secretary	300,000
Harold Garrison, Class I Director Nominee	100,000
Salah N. Osseiran, Class I Director Nominee	100,000
Thomas Grein, Class II Director Nominee	100,000
Bengt Dahl, Class II Director Nominee	100,000
Rupert Armitage, Class III Director Nominee	100,000
Executive Group	990,782
Non-Executive Director Group	500,000
Non-Executive Officer Employee Group	1,000,000
     Since its inception, no options or awards have been granted under the Stock Incentive Plan to any other nominee for election as director or any associate of any director, nominee or executive officer. Other than the individuals set forth in the table above, the following current employees have received more than 5% of the total amount of options granted under the Stock Incentive Plan: Andrew Wilson —400,000 shares underlying options, and David Latham-400,000 shares underlying options.
Reasons for the Proposed Amendment
     As of April 23, 2008, there were 2,490,782 shares of Class A common stock underlying outstanding awards issued under the Stock Incentive Plan, which currently provides for a maximum of 3,000,000 shares of Class A Common Stock that, in the aggregate, may be issuable under the Stock Incentive Plan pursuant to these awards. As a result, the Stock Incentive Plan in its current form does not provide enough shares to meet CTI’s future compensation needs. The adoption of the amendment to increase the aggregate number of shares of Class A common stock issuable under the Stock Incentive Plan is necessary to provide CTI with the flexibility to grant additional awards under the Stock Incentive Plan when, if and as desired. This proposed increase in the aggregate number of shares of Class A common stock issuable under the Stock Incentive Plan will also allow CTI to continue to provide eligible participants with equity-based compensation and other incentives. Such compensation and incentives permit CTI to continue to attract, retain and motivate employees, officers, directors, consultants and advisors who are believed to be in a position to make significant contributions to CTI’s success.
     FOR THE FOREGOING REASONS, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE CTI GROUP (HOLDINGS) INC. STOCK INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF CLASS A COMMON STOCK THAT MAY BE ISSUED THEREUNDER FROM 3,000,000 TO 6,000,000.

PROPOSAL THREE -
RATIFICATION OF APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT PUBLIC ACCOUNTANTS
General Information
     Crowe Chizek and Company LLC (“Crowe”) served as our independent public accountants and conducted the audit of our consolidated financial statements for each of the fiscal years ended December 31, 2007 and 2006. The audit committee has approved the appointment of Crowe to serve as our independent public accountants and to audit our consolidated financial statements for the fiscal year ended December 31, 2008.
     Selection of a company’s independent public accountants is not required to be submitted to a vote of the stockholders for ratification. However, the audit committee is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain Crowe and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the engagement of different independent accountants at any time during the year if it determines that such change would be in our best interests and in the best interests of our stockholders.
     Representatives of Crowe are expected to attend the Annual Meeting. Therefore, representatives of Crowe will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions at the Annual Meeting.
Principal Accountant Fees and Services

Category	2007	2006
Audit Fees	$210,390	$241,988
Audit-Related Fees	—	25,750
Tax Fees	7,449	6,400
All Other Fees	—	—

Total	$217,839	$274,138

     Audit Fees. The foregoing table presents the aggregate fees billed by Crowe of $210,390 for the audit of CTI’s 2007 annual financial statements and review of financial statements included in CTI’s Forms 10-QSB during the fiscal year ended December 31, 2007. The foregoing table presents the aggregate fees billed by Crowe of $148,366 for the audit of CTI’s annual financial statements and review of financial statements included in CTI’s Forms 10-QSB during the fiscal year ended December 31, 2006, as well as $93,622 to complete the audits of the financial statements of the acquired company related to CTI’s December 22, 2006 acquisition of Ryder Systems Limited.
     Audit-Related Fees. The aggregated fees billed in 2007 and 2006 by Crowe for services related to a Form S-8 registration statement filing and consulting related to the SEC comment letter that are reported in the Audit-Related Fees in the above table amount to $0 and $9,250, respectively. The aggregate fees billed in 2007 and 2006 of by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of CTI’s financial statements and that are not reported in the paragraph “Audit Fees” above amounted to $0 and $16,500, respectively. Audit-related fees from PricewaterhouseCoopers, LLP consisted principally of consulting related to the SEC comment letter regarding CTI’s 2004 financial statements and services related to a change in accountants.

     Tax Fees. These fees represent amounts billed by Crowe for professional services rendered to CTI’s UK subsidiaries for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2007 and December 31, 2006. We use another accountant for U.S. corporate income tax compliance, advice and planning.
Audit Committee Pre-Approval Policies and Procedures
     The audit committee has established its pre-approval policies and procedures consistent with the requirements of the Exchange Act and rules thereunder, pursuant to which all audit and permissible non-audit services provided by the independent auditors must be pre-approved. The audit committee pre-approved the foregoing audit and permissible non-audit services provided by Crowe in fiscal 2007 and 2006 and has authorized expenditures for non-audit services not to exceed $25,000 in fiscal 2008. None of the services pre-approved by the audit committee during 2007 and 2006 utilized the de minimis exception to pre-approval.
     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2008 FISCAL YEAR.

OTHER MATTERS
     As of the date of this proxy statement, our board of directors does not know of any matters that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. If any other matters should properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting and be voted upon, the persons named as proxies in the accompanying proxy will vote the proxy cards in their discretion in accordance with their best judgment and in the manner they believe to be in our best interests.
STOCKHOLDER PROPOSALS
     The deadline for providing us with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at our 2009 Annual Meeting of Stockholders (the “2009 Meeting”) will be March 17, 2009. As to all such matters which we do not have notice on or prior to March 17, 2009, discretionary authority will be granted to the persons designated in our proxy related to the 2009 Meeting to vote on such proposal.
     In addition, Rule 14a-8 requirements applicable to inclusion of stockholder proposals in our proxy materials related to the 2009 Meeting require that a stockholder proposal regarding the 2009 Meeting must be submitted to us at our offices located at 333 North Alabama St., Suite 240, Indianapolis, IN 46204, by or on January 2, 2009 to receive consideration for inclusion in our proxy materials for the 2009 Meeting. Any such proposal must also comply with the proxy rules, including Rule 14a-8.
ANNUAL REPORT
     THIS PROXY STATEMENT IS ACCOMPANIED BY OUR 2007 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2007. EACH PERSON SOLICITED UNDER THIS PROXY STATEMENT CAN OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, EXCEPT FOR THE EXHIBITS TO SUCH REPORTS, BY SENDING A WRITTEN REQUEST TO CTI GROUP (HOLDINGS) INC., 333 NORTH ALABAMA ST., SUITE 240, INDIANAPOLIS, IN 46204, ATTN.: MANFRED HANUSCHEK, CHIEF FINANCIAL OFFICER AND SECRETARY. WE WILL FURNISH ANY EXHIBIT TO SUCH REPORT UPON REQUEST AND UPON THE PAYMENT OF A REASONABLE FEE EQUAL TO OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT.
By Order of the Board of Directors
/s/ Manfred Hanuschek
Manfred Hanuschek
Chief Financial Officer and Secretary

Appendix I
CTI GROUP (HOLDINGS) INC.
STOCK INCENTIVE PLAN
1. Purpose
     CTI Group (Holdings) Inc. Stock Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain, motivate and reward highly competent persons as non-employee directors, executive officers and other employees of, or consultants and advisors to, CTI Group (Holdings) Inc. (the “Company”) or any of its subsidiary corporations, limited liability companies or other forms of business entities now existing or hereafter formed or acquired (“Subsidiaries”), by providing them opportunities to acquire shares of Class A common stock, par value $.01 per share, of the Company (“Common Stock”) or to receive other Awards (as defined in Section 4 below) described herein. Furthermore, the Plan is intended to assist in further aligning the interests of the Company’s non-employee directors, executive officers and other employees, consultants and advisors, with those of its stockholders.
2. Administration
     a. The Plan generally shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors of the Company (the “Board”) or another committee appointed by the Board from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a (i) “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. However, the Board shall have the authority to establish stock grant levels and stock ownership guidelines for the non-employee directors which shall be reviewed annually in relation to director compensation practices of comparable companies.
     b. No member of the Board, no member of the Committee and no agent of the Committee who is an employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Board, members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.
     c. The Committee shall have the authority to grant Awards to non-employee directors, executive officers and other employees of, or consultants and advisors to, the Company or any of its Subsidiaries. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or any of its Subsidiaries whose employees have benefited from the Plan, as determined by the Committee.
3. Participants
     Participants shall consist of such non-employee directors, executive officers and other employees of, or consultants and advisors to, the Company or any of its Subsidiaries and outside contractors as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type, amount and other terms of Awards.
4. Types of Awards and Vesting Restrictions
     Awards under the Plan may be granted in any one or a combination of (1) Stock Options, (2) Stock Gran.ts, and (3) Performance Awards (each as described above an “Award,” and collectively, “Awards”). Stock Grants and Performance Awards may, as determined by the Committee, in its discretion, constitute Performance-Based Awards, as described in Section 9 below. Awards shall be evidenced by Award agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.
5. Common Stock Available Under the Plan
     a. Shares Available. The aggregate number of shares of Common Stock that may be subject to Awards, including shares of Common Stock underlying Stock Options, granted under this Plan shall be 6,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 10 below.
     b. Maximum Limits. The maximum number of shares of Common Stock with respect to which Awards may be granted or measured to any individual participant under the Term of the Plan during the Company’s fiscal year shall not exceed 1,500,000 shares, subject to adjustment in accordance with Section 10 below.
     c. Shares Underlying Awards That Again Become Available. Any shares of Common Stock subject to a Stock Option, Stock Grant or Performance Award, which for any reason are cancelled, forfeited, or surrendered to the Company shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards pursuant to Section 5.a above but shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Awards that any individual participant may receive pursuant to Section 5.b above.

6. Stock Options
     a. In General. The Committee is authorized to grant Stock Options to non-employee directors, executive officers and other employees of, or consultants or advisors to, the Company or any of its Subsidiaries and shall, in its sole discretion, determine such participants in the Plan who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Code, or (ii) Stock Options which do not qualify as Incentive Stock Options (“Non-Qualified Stock Options”). The Committee may grant to a participant in the Plan one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.
     b. Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, subject to Section 6(e) below, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 15 below) of Common Stock on the date the Stock Option is granted.
     c. Payment of Exercise Price. The Stock Option exercise price must be paid in cash. In the discretion of the Committee, a payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price with the requirement of the broker same day reconciliation or as otherwise determined by the Company. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan.
     d. Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times as specified in the Plan and the Award agreement; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted.
     e. Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are executive officers or other employees of the Company or any of its Subsidiaries on the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Incentive Stock Options shall be taken into account in the order in which they are granted and (ii) Incentive Stock Options granted before 1995 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its Subsidiaries, unless the exercise price is fixed at not less than 110 percent of the Fair Market Value of Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Non-Qualified Stock Option.
7. Stock Grants
     The Committee is authorized to grant Stock Grants to non-employee directors, executive officers and other employees of, or consultants or advisors to, the Company or any of its Subsidiaries and shall, in its sole discretion, determine such participants in the Plan who will receive Stock Grants and the number of shares of Common Stock underlying each Stock Grant. Each Stock Grant shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement, including, without limitation, restrictions on the sale or other disposition of such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment with, or services performed for, the Company or any of its Subsidiaries within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to Common Stock covered by such Stock Grant and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Award agreement shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Grant, all of the rights of a holder of shares of Common Stock, including the right to receive dividends, if any, and to vote the shares.
8. Performance Awards
     a. In General. The Committee is authorized to grant Performance Awards to executive officers and other employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such executive officers and other employees who will receive Performance Awards and the number of shares of Common Stock that may be subject to each Performance Award. Each Performance Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. The Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.
     b. Payout. Payment of earned Performance Awards may be made in shares of Common Stock or in cash and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. Subject to Section 21 below, the participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.
9. Performance-Based Awards
     a. In General. All Stock Options granted under the Plan, certain Stock Grants and Performance Awards granted under the Plan, and the compensation attributable to such Awards, are intended to (i) qualify as Performance-Based Awards (as defined in the next sentence) or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Certain Awards granted under the Plan may be granted in a manner such that Awards qualify as “performance-based compensation” (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). Awards shall only qualify as Performance-Based Awards if at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the regulations thereunder).
     b. Stock Options. Stock Options granted under the Plan with an exercise price at or above the Fair Market Value of Common Stock on the date of grant should qualify as Performance-Based Awards.
     c. Other Awards. Stock Awards and Performance Awards granted under the Plan should qualify as Performance-Based Awards if, as determined by the Committee, in its discretion, either the granting or vesting of such Award is subject to the achievement of a performance target or targets based on one or more of the performance measures specified in Section 9(d) below. With respect to such Awards intended to qualify as Performance-Based Awards:
     (1) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);
     (2) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and
     (3) after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.
     d. Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs.
10. Adjustment Provisions
     If there shall be any change in Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of Common Stock subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options and other Awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or any of its Subsidiaries or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any

Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.
11. Change in Control
     a. Accelerated Vesting. Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company (as defined in Section 11(b) below), all unvested Awards granted under the Plan shall become fully vested immediately upon the occurrence of the Change of Control and such vested Awards shall be paid out or settled, as applicable, within 60 days upon the occurrence of the Change of Control, subject to requirements of applicable laws and regulations.
     b. Definition. For purposes of this Section 11, (i) if there is an employment agreement or a change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, “Change in Control” shall have the same definition as the definition of “change in control” contained in such employment agreement or change-in-control agreement, or (ii) if “Change in Control” is not defined in such employment agreement or change-in-control agreement, or if there is no employment agreement or change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:
     (1) any person or other entity (other than any of the Company’s Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);
     (2) the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs;
     (3) the Company’s Common Stock shall cease to be publicly traded;
     (4) the stockholders of the Company approve a consolidation or merger of the Company with another corporation (other than with any of the Company’s Subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or
     (5) a change in the Company’s Board occurs with the result that the members of the Board on the Effective Date (as defined in Section 24(a) below) of the Plan (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.
     c. Cashout. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate and such holder shall receive, within 60 days upon the occurrence of the Change of Control, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
12. Termination of Employment
     a. Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated due to death or disability:
     (1) all unvested Stock Grants held by the participant on the date of the participant’s death or the date of the termination of his or her employment as the case may be, shall immediately become vested as of such date;
     (2) all unexercisable Stock Options held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option would otherwise expire;
     (3) all exercisable Stock Options held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option would otherwise expire; and
     (4) all unearned and/or unvested Performance Awards held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, shall immediately become earned or vested as of such date and shall be paid out and/or settled based on the participant’s performance immediately prior to the date of the participant’s death or the date of the termination of his or her employment on a pro-rated basis with a minimum of at least one year into a performance period as defined by the Committee.
     b. Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated by the Company for Cause (as defined in Section 12(f) below), all Awards, whether or not vested, earned or exercisable, held by the participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such participant as of such date.
     c. Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated for any reason, including, without limitation, retirement, other than for Cause or other than due to death or disability:
     (1) all unvested, unearned or unexercisable Awards held by the participant on the date of the termination of his or her employment shall immediately be forfeited by such participant as of such date; and
     (2) all exercisable Stock Options held by the participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment, or (ii) the date the Stock Option would otherwise expire.
     d. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that:

     (1) any or all unvested Stock Grants held by the participant on the date of the termination of the participant’s employment shall immediately become vested as of such date;
     (2) any or all unexercisable Stock Options held by the participant on the date of the participant’s death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant’s employment;
     (3) any or all exercisable Stock Options held by the participant on the date of the participant’s death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant’s employment; and/or
     (4) a participant shall immediately become vested in all or a portion of any earned Performance Awards held by such participant on the date of the termination of the participant’s employment, and such vested Performance Awards (or portion thereof) and/or any unearned Performance Awards (or portion thereof) held by such participant on the date of the termination of his or her employment shall immediately become payable to such participant as if all performance goals had been met as of the date of the termination of his or her employment.
     e. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 12 shall be applied to an Incentive Stock Option only if the application of such provision maintains the treatment of such Incentive Stock Option as an Incentive Stock Option and (ii) the exercise period of an Incentive Stock Option in the event of a termination due to disability provided in Section 12(a)(3) above shall only apply if the participant’s disability satisfies the requirement of “permanent and total disability” as defined in Section 22(e)(3) of the Code.
     f. For purposes of this Section 12, (i) if there is an employment agreement between the participant and the Company or any of its Subsidiaries in effect, “Cause” shall have the same definition as the definition of “cause” contained in such employment agreement; or (ii) if “Cause” is not defined in such employment agreement or if there is no employment agreement between the participant and the Company or any of its Subsidiaries in effect, “Cause” shall include, but is not limited to:
     (1) any willful and continuous neglect of or refusal to perform the employee’s duties or responsibilities with respect to the Company or any of its Subsidiaries, insubordination, dishonesty, gross neglect or willful malfeasance by the participant in the performance of such duties and responsibilities, or the willful taking of actions which materially impair the participant’s ability to perform such duties and responsibilities, or any serious violation of the rules or regulations of the Company;
     (2) the violation of any local, state or federal criminal statute, including, without limitation, an act of dishonesty such as embezzlement, theft or larceny;
     (3) intentional provision of services in competition with the Company or any of its Subsidiaries, or intentional disclosure to a competitor of the Company or any of its Subsidiaries of any confidential or proprietary information of the Company or any of its Subsidiaries; or
     (4) any similar conduct, including, without limitation, disparagement of the Company or any of its Subsidiaries, by the participant with respect to which the Company determines in its discretion that the participant has terminated employment under circumstances such that the payment of any compensation attributable to any Award granted under the Plan would not be in the best interest of the Company or any of its Subsidiaries.
     For purposes of this Section 12, the Committee shall have the authority to determine whether the “Cause” exists and whether subsequent actions on the part of the participant have cured the “Cause.”
13. Transferability
     Each Award granted under the Plan to a participant which is subject to restrictions on transferability and/or exercisability shall not be transferable otherwise than by will or the laws of descent and distribution and/or shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option theretofore granted to him or her shall be exercisable in accordance with Section 12 above and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an Award (other than an Incentive Stock Option) may permit the transferability of such Award by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.
14. Other Provisions
     Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options to assist the participant, excluding an executive officer or a director, in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of the Award, for the acceleration of exercisability or vesting of Awards in the event of the Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment, in addition to those specifically provided for under the Plan. In addition, except as otherwise provided herein (including, without limitation Section 21 hereof), a participant may defer receipt or payment of any Award granted under this Plan, in accord with the terms of any deferred compensation plan or arrangement of the Company. The Committee shall have the authority to retract any Award granted under the Plan in case of a material restatement of the financial statements of the Company or if it is otherwise determined by the Committee that the previously granted Award was not earned by the participant.
15. Fair Market Value
     For purposes of this Plan and any Awards granted hereunder, Fair Market Value shall be (i) the closing price of Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if Common Stock is not readily tradeable, the amount determined in good faith by the Committee as the fair market value of Common Stock.
16. Withholding
     All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the participant receiving such Common Stock to remit to it or to the Subsidiary that employs such participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the Subsidiary employing the participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Subsidiary, as the case may be, to the participant receiving Common Stock, as the Committee shall prescribe. The Committee may, in its discretion, and subject to such rules as the Committee may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.
17. Tenure
     A participant’s right, if any, to continue to serve the Company or any of its Subsidiaries as a non-employee director, executive officer, other employee, consultant or advisor or otherwise shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.
18. Unfunded Plan
     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
19. No Fractional Shares
     No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
20. Duration, Amendment and Termination
     No Award shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such participant under this Plan, or any other present or future plan of the Company. The Board or the Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 20 shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock

Options and other Awards that may be granted to any individual under the Plan; (ii) modify the requirements as to eligibility for Awards under the Plan; or (iii) effect the repricing of Stock Options; provided, however, that no amendment may be made without approval of the stockholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.
21. Compliance with Section 409A of the Code
     Notwithstanding anything to the contrary set forth herein, any Award granted under this Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Award shall comply with the requirements of Section 409A if the Code. Such restrictions, if any, shall be determined by the Board. For example, any deferrals of payments to any participant (whether requested by the participant of otherwise required by the Committee) with respect to Awards under this Plan shall not be allowed except to the extent that such deferrals would not cause the payments to fail to satisfy the requirements for nonqualified deferred compensation plans described in Section 409A of the Code.
22. Governing Law
     This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
23. Severability
     In case any provision of this Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
24. Effective Date
     a. The Plan shall be effective as of the date on which the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company (the “Effective Date”) and such approval of stockholders shall be a condition to the right of each participant to receive Awards hereunder.
     b. This Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).

REVOCABLE PROXY
CTI GROUP (HOLDINGS) INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2008
REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CTI GROUP (HOLDINGS) INC.
The undersigned hereby appoints John Birbeck and Harold Garrison, and each of them, as true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution in each for the undersigned, to appear at and represent the undersigned in all matters coming before the annual meeting (the “Annual Meeting”) of stockholders of CTI Group (Holdings) Inc. (“CTI”) to be held at the offices of CTI located at 333 North Alabama St., Suite 240, Indianapolis, Indiana 46204, on May 28, 2008 at 11:00 a.m., U.S. Eastern Daylight Savings Time, and any postponement or adjournment thereof, and to vote all shares of CTI’s Class A Common Stock that the undersigned is entitled to vote, with all the powers and authority that the undersigned would possess if personally present at the Annual Meeting.
The board of directors recommends a vote “FOR” the election of the nominees and the proposals listed on the reverse side.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ON THE REVERSE SIDE BY THE UNDERSIGNED. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” ELECTION OF NOMINEES AND “FOR” PROPOSALS II AND III. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT PRESENT, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING.
THE PROXIES PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
(To Be Continued and Signed on the Other Side)

A	☒	Please mark your votes as in this example
YOUR VOTE IS IMPORTANT, PLEASE DATE, SIGN AND RETURN
THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY. NO
POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
The undersigned directs the proxies to vote as follows:
1.	To elect as director the following nominees

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	HAROLD GARRISON (CLASS I) SALAH OSSEIRAN (CLASS I)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	THOMAS GREIN (CLASS II) BENGT DAHL (CLASS II)
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	RUPERT ARMITAGE (CLASS III) JOHN BIRBECK (CLASS III)

INSTRUCTION: to withhold authority to vote for an individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold as shown here:●

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that the changes to the registered name(s) on the account may not be submitted via this method.	☐

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON BY THE UNDERSIGNED. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF NOMINEES AND FOR PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT PRESENT, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING.

THE PROXIES PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment of the CTI Group (Holdings) Inc. Stock Incentive Plan to increase the aggregate number of shares of Class A common stock of CTI that may be issued under such plan from 3,000,000 shares to 6,000,000 shares	☐	☐	☐

3.	To ratify the appointment of Crowe Chizek and Company LLC, as independent public accountants of CTI.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	In their discretion, to vote on any business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The undersigned may revoke the proxy at any time before it is voted by giving written notice of revocation to Manfred Hanuschek, Chief Financial Officer and Secretary of CTI, at the address below. Upon giving the written notice of revocation, a stockholder may duly execute a later dated proxy relating to the same shares or attend the Annual Meeting and vote in person. Attendance of the Annual Meeting will not in itself constitute a revocation of the proxy. Before the taking of the vote at the Annual Meeting, any written notice of revocation and a subsequent proxy should be sent to CTI Group (Holdings) Inc., 333 North Alabama St. Suite 240, Indianapolis, IN 46204, attention: Manfred Hanuschek, or hand delivered to Manfred Hanuschek.

The undersigned hereby acknowledges receipt of the notice of the Annual Meeting, the proxy statement relating to the Annual Meeting and CTI's 2007 Annual Report to Stockholders on Form 10-KSB for the Year Ended December 31, 2007.

Signature of Stockholder	Date	, 2008	Signature of Stockholder	Date	, 2008

NOTE:	PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. (JOINT OWNERS SHOULD EACH SIGN, ATTORNEYS-IN-FACT, EXECUTORS, ADMINISTRATORS, CUSTODIANS, PARTNERS OR CORPORATION OFFICERS SHOULD GIVE FULL TITLE.)
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